                         J.P. MORGAN INSTITUTIONAL FUNDS
                     (FORMERLY THE JPM INSTITUTIONAL FUNDS)

                    AMENDMENT NO. 16 TO DECLARATION OF TRUST

                                  Amendment and
                Sixteenth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                             DATED DECEMBER 6, 2001

         Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of J.P. Morgan Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Fifteenth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to abolish the establishment of the series of shares (as defined in the Declaration of trust) of the following:


           J.P. Morgan Federal Money Market Fund
           J.P. Morgan Prime Money Market Fund
           J.P. Morgan Tax Exempt Money Market Fund
           J.P. Morgan Tax Exempt Bond Fund
           J.P. Morgan New York Tax Exempt Bond Fund
           J.P. Morgan European Equity Fund
           J.P. Morgan Treasury Money Market Fund
           J.P. Morgan Service Treasury Money Market Fund
           J.P. Morgan Service Prime Money Market Fund
           J.P. Morgan Service Federal Money Market Fund
           J.P. Morgan Service Tax Exempt Money Market Fund
           J.P. Morgan Bond Fund - Ultra
           J.P. Morgan Treasury Money Market Reserves Fund
           J.P. Morgan Prime Money Market Reserves Fund
           J.P. Morgan Direct Prime Money Market Fund
           J.P. Morgan Disciplined Equity Fund - Advisor Series
           J.P. Morgan Prime Cash Management Fund
           J.P. Morgan Small Company Fund - Advisor Series
           J.P. Morgan Small Company Opportunities Fund - Advisor Series J.P. Morgan International Equity Fund - Advisor Series
           J.P. Morgan International Opportunities Fund - Advisor Series J.P. Morgan U.S. Equity Fund - Advisor Series
           J.P. Morgan Bond Fund - Advisor Series
           J.P. Morgan Diversified Fund - Advisor Series.

     1.    To change the names of the following funds:

J.P. Morgan International Equity Fund              to           JPMorgan Fleming International Value Fund*
J.P. Morgan Short Term Bond Fund                   to           JPMorgan Short Term Bond Fund
J.P. Morgan Bond Fund                              to           JPMorgan Bond Fund
J.P. Morgan U.S. Equity Fund                       to           JPMorgan U.S. Equity Fund
J.P. Morgan U.S. Small Company Fund                to           JPMorgan U.S. Small Company Fund
J.P. Morgan Diversified Fund                       to           JPMorgan Diversified Fund
J.P. Morgan Emerging Markets Equity Fund           to           JPMorgan Fleming Emerging Markets Equity Fund
J.P. Morgan Disciplined Equity Fund                to           JPMorgan Disciplined Equity Fund
J.P. Morgan Global Strategic Income Fund           to           JPMorgan Global Strategic Income Fund
J.P. Morgan International Opportunities Fund       to           JPMorgan Fleming International Opportunities Fund

         *such name change to become effective December 17, 2001.




     2. The Designation of Series is being amended and restated in its entirety as follows:


     JPMorgan Short Term Bond Fund
     JPMorgan Bond Fund
     JPMorgan U.S. Equity Fund
     JPMorgan U.S. Small Company Fund
     JPMorgan Diversified Fund
     JPMorgan Fleming Emerging Markets Equity Fund
     JPMorgan Disciplined Equity Fund
     JPMorgan Global Strategic Income Fund
     JPMorgan Fleming International Opportunities Fund
     JPMorgan Fleming International Value Fund

             and shall have the following special and relative rights:

     3. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its PRO RATA share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.


     4. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

     5. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

     6. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares thereof.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


------------------------------
William J. Armstrong


------------------------------
Roland R. Eppley, Jr.


------------------------------
Ann Maynard Gray


-------------------------------
Matthew Healey


--------------------------------
Fergus Reid, III


--------------------------------
James J. Schonbachler


--------------------------------
Leonard M. Spalding


--------------------------------
H. Richard Vartabedian